Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the to the incorporation by reference in this Registration Statement (No. 333-XXXXXX) on Form S-3 and related Prospectus of Aethlon Medical, Inc. of our report dated June 24, 2021, relating to the consolidated financial statements of Aethlon Medical, Inc., appearing in the Annual Report on Form 10-K of Aethlon Medical, Inc. for the year ended March 31, 2021.

We also consent to the reference to our firm under the heading "Experts" in such Prospectus.

/s/ BAKER TILLY US, LLP

BAKER TILLY US, LLP

San Diego, California

September 30, 2021